                          INCENTIVE STOCK OPTION AGREEMENT

     THIS INCENTIVE STOCK OPTION AGREEMENT made and entered into at

Beachwood, Ohio on this 16th day of July, 1998, by and between FIX-CORP

INTERNATIONAL, INC., a duly organized and existing Delaware corporation having a usual place of business located at 3637 S. Green Road, Suite 201,

Beachwood, Ohio 44122 (hereinafter referred to as the "Company"), and ROGER

KITTELSON, whose address is 303 E. Streetsboro Street, Hudson, Ohio 44236

(hereinafter referred to as the "Executive").

                                    WITNESSETH:

     WHEREAS, on July 16, 1998, the Company and Executive entered into an Executive Employment Agreement (the "Executive Employment Agreement") which contains terms and conditions granting to the Executive certain Incentive Stock Options; and,

     WHEREAS, the Company has employed the Executive and considers it desirable and in its best interest and as an added incentive to the Executive to advance the interests of the Company, to grant to the Executive options to purchase common shares of the Company.

     NOW THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

     1. GRANT OF INCENTIVE STOCK OPTIONS. The Company hereby grants to the Executive the right to purchase Five Hundred Thousand (500,000) of the Company's Common Stock $.001 par value, at a price of Four Dollars and 18/00 ($4.18) per share. These Incentive Stock Options are granted as of July 16, 1998 and are subject to the terms and conditions hereinafter set forth and as referred to in the Executive Employment Agreement.

     2. TIME OF EXERCISE OF THE OPTION. These incentive stock options are not vested. On July 16, 1999 (1st anniversary of date of grant), an option to purchase 100,000 (ie. 20%) shares will become vested. The remaining incentive stock options will vest at the rate of 100,000 shares on each anniversary date thereafter (ie. July 16, 2000; July 16, 2001; July 16, 2002; and July 16, 2003). No further vesting of shares shall occur on or after the date either party gives notice of termination of the employment of the Executive for whatever reason(s).

     Subject to the option termination provision hereinafter set forth, the option may be exercised by the Executive at any time during the Employment Period or Renewal Term if the

Executive Employment Agreement has been renewed, by written notice given by certified mail return receipt requested to the Company's President and/or CEO. These options are not assignable by the Executive.

     If the Executive's employment with the Company is terminated pursuant to
Section 4(b) of the Executive Employment Agreement, then the Executive's option to purchase the Shares and the vesting of said shares as described above, shall terminate within ninety (90) days after the Executive receives written notice that his employment with the Company is being terminated. In the event that the Executive's employment is terminated with cause as provided in the Executive Employment Agreement and/or voluntarily by the Executive, then the Executive's option to purchase the Shares and the vesting of the shares as described above shall terminate effective on the earlier of the date he is terminated, or the date he received written notice of his termination, or the date upon which the act or omission giving rise to Executive's termination for cause occurred. If the Executive's employment with the Company is terminated due to death or disability, then the Executive's option to purchase the Shares and the vesting of said shares as described above, shall terminate (a) in the event of disability, within one
(1) year after the Executive's employment with the Company is terminated as a result of any disability or, (b) in the event of death, within six (6) months of the Executive's death. If the Executive's employment with the Company terminates as a result of the term of the Employment Period ending and/or the term of the Renewal Term ending as provided in the Executive's Employment Agreement, than the Executive's option to purchase the shares shall terminate and be of no further effect.

     The Shares referred to above resulting from exercise of the Executive's option being acquired by the Executive pursuant to this Agreement and the Executive Employment Agreement will be acquired solely by and for the account of the Executive for investment and said shares are not being acquired for resale or distribution. The Company expressly acknowledges, and the Executive so agrees, that the shares are not registered under Federal securities laws and under the law of any state, are not to be registered as part of this Agreement and/or the Executive Employment Agreement and may not be sold without registration under any applicable Federal or state securities laws and said shares will be a legend so stating.

     3. PAYMENT OF THE EXERCISE PRICE. The exercise price must be received by the Company from the Executive within ten (10) days of the exercise of any Incentive Stock Option.

     4. TRANSFERABILITY. These incentive Options may not be transferred by the Executive, except upon the Executive's death by will or by the laws of descent and distribution.

     5. VESTING. These incentive Options are not vested. The option to purchase the shares shall become vested upon the following schedule:


                Date                    No. of Shares
                ----                    -------------
     July 16, 1999 (1st anniversary)    100,000 (20%)
     July 16, 2000 (2nd anniversary)    100,000 (20%)
     July 16, 2001 (3rd anniversary)    100,000 (20%)
     July 16, 2002 (4th anniversary)    100,000 (20%)
     July 16, 2003 (5th anniversary)    100,000 (20%)
                                        ------- -----
                  Total                 500,000 (100%)


     No Incentive Stock Option will vest in the Executive if his employment with the Company and its subsidiaries is terminated, as more specifically described in Section (2) above.

     Any Incentive Stock Option that does not vest will be irrevocably forfeited by the Executive.

     6. EXERCISE. An Incentive Stock Option may be exercised beginning on the date it vests pursuant to Section 5, and it remains exercisable until it terminates pursuant to Section 2. An Incentive Stock Option is exercised by delivery to the Company's President and/or CEO at the Company's offices located at 3637 5. Green Road, Suite 201, Beachwood, Ohio 44122 written notice of exercise by certified mail, return receipt requested.

     During the Executive's lifetime, only the Executive may exercise the Incentive Stock Options. If the Executive dies prior to the expiration of an Incentive Stock Option without having exercised the option as to all of the shares covered thereby, the Incentive Stock Option may be exercised, to the extent of the shares with respect to which the Incentive Stock Option could have been exercised on the date of the Executive's death (but subject to the termination provisions of Section 2), by the estate of the Executive or a person who acquired the right to exercise the Incentive Stock Option by bequest or inheritance or by reason of the death of the Executive.

     7. WITHHOLDING TAXES. If when a person exercises an Incentive Stock Option such option does not qualify for the tax treatment available pursuant to Section 422 of the Internal Revenue Code, the Company may require such person to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the issuance of any stock certificate. Alternatively, the Company may issue such certificate net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares will be valued on the date the withholding obligation is incurred.

     8. CAPITAL ADJUSTMENTS. The number of shares of Common Stock that may be purchased pursuant to these Incentive Stock Options will be subject to an appropriate and equitable adjustment, as determined by the Company to reflect any stock dividends, stock split or share combination, and will be subject to such exchange of shares, recapitalization, merger, consolidation, separation, reorganization. liquidation or the like, of or by the Company.

     9. RIGHTS AS A SHAREHOLDER. The Executive shall have no rights as a shareholder with respect to any shares subject to these Incentive Stock Options until payment of the option price and delivery to the Executive of such shares so purchased. No adjustment shall be made for dividends ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8 hereof.

     To evidence their agreement to the terms and conditions of this right to purchase. the Company and the Executive have signed this Incentive Stock Option Agreement. The terms and conditions of this Agreement shall be binding up the heirs, executors, administrators and successors of the parties hereto. This Agreement shall be construed in accordance with the laws of the state of Ohio and shall not be modified other than in writing signed by each of the parties.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands on the day and year first above written.

                                   COMPANY:

                                   FIX CORP INTERNATIONAL, INC.

                                   By:  /s/ Mark Fixler
                                      -----------------------------
                                   Name:     Mark Fixler
                                        ---------------------------
                                   Title:    CEO
                                         --------------------------

                                   EXECUTIVE:

                                        /s/ Roger A. Kittelson
                                   --------------------------------
                                   Roger Kittelson

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